SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 20, 2000


    Commission File        Exact name of registrant            IRS Employer
         Number           as specified in its charter        Identification No.
         ------           ---------------------------        ------------------

        1-12869         CONSTELLATION ENERGY GROUP, INC.        52-1964611

         1-1910        BALTIMORE GAS AND ELECTRIC COMPANY       52-0280210



                                    Maryland
                       -----------------------------------
       (State or other jurisdiction of incorporation for each registrant)


                 250 W. Pratt Street, Baltimore, Maryland            21201
   --------------------------------------------------------------- ----------
                 (Address of principal executive offices)          (Zip Code)


       Registrants' telephone number, including area code: (410) 234-5000

                                 Not Applicable
   --------------------------------------------------------------- ----------
          (Former name or former address, if changed since last report)


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ITEM 5.  Other Events
---------------------

On October 23, 2000, Constellation Energy Group, Inc. ("Constellation Energy" ) announced: (1) a plan to separate its merchant energy business (which includes wholesale generation and power marketing) from its retail services business (which includes Baltimore Gas and Electric Company), (2) that it had entered into an agreement with an affiliate of The Goldman Sachs Group, Inc., ("Goldman Sachs") under which Goldman Sachs will invest in Constellation Energy's merchant energy business, and (3) that Constellation Energy will reduce its common stock dividend effective April, 2001. Further information regarding Constellation Energy's business separation plan and the reduction in its common stock dividend is set forth in the press release attached hereto as an exhibit.

Pursuant to an agreement signed October 22, 2000 (the "Agreement"), Goldman Sachs will acquire up to a 17.5% interest in Constellation Energy's merchant energy business, which will be consolidated under a single holding company ("Holdco"). Goldman Sachs will also acquire warrants to purchase up to 13% of Holdco's common stock (subject to certain adjustments), exercisable 6 months after Holdco's common stock becomes publicly available, for $60 per share. Goldman Sachs is acquiring its interest and the warrants in exchange for $250 million in cash (subject to adjustment in certain instances) and certain assets related to the power marketing and trading business. At closing, the existing services agreement with Constellation Energy's power marketing and trading company will terminate. Goldman Sachs' interest is subject to dilution to the extent that Constellation Energy makes additional capital contributions to the merchant energy business.

As part of the Agreement, Goldman Sachs has agreed to refrain from competing with Constellation Energy in electric power generating and marketing businesses in North America until October 31, 2003, with certain exclusions for certain electric trading activities, the ownership and operation of gas and electric transmission and distribution businesses, and merchant banking activities. In connection with this restriction, each party must offer the other an opportunity to participate in the electric generating business in Europe if the offering party intends to seek third party investors in such a business. Goldman Sachs has also agreed not to acquire any securities of, or to attempt to influence the control of, Constellation Energy or Holdco in any manner prohibited by the Agreement and the other documents executed in connection with it, until the earlier of five years after closing or one year after Goldman Sachs' interest in Holdco (excluding any shares it may acquire upon exercise of the warrants) falls below 8.75%.

Constellation Energy also has agreed to participate in the electric power generating and marketing business in North America only through Holdco until the earlier of October 31, 2003 or the date the separation of Constellation Energy is completed.

The Agreement entitles Goldman Sachs to have two directors on Holdco's board (which shall consist of twelve total directorships), and obligates Goldman Sachs to vote its shares in favor of all Board nominees for director. Goldman Sachs may not sell its interest without the prior consent of Constellation Energy prior to the later of December 31, 2002 or 6 months after the


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separation.  Following such date,  Goldman Sachs may generally transfer Holdco's securities, subject to certain restrictions, including that no person or group acquires more than 5% of such securities.

If the separation has not occurred by October 22, 2002 or if Constellation Energy proposes to enter into a transaction prior to that date whereby control over Constellation Energy would change, then Goldman Sachs has the right to put its interests in Holdco (and the warrants) to Constellation Energy for a total consideration of 7 million shares of Constellation Energy common stock and $500 million in cash. Constellation Energy has the option to pay all of the consideration in cash (including the 7 million shares). Constellation Energy also has the right to repurchase Goldman Sachs' interest and the warrant on the same terms as Goldman Sachs' put right if, during the period that Goldman Sachs' put right is exerciseable, Constellation Energy proposes to enter into a change of control transaction.

Between the signing of the Agreement and the closing of the transaction, Constellation Energy is precluded from soliciting offers for its merchant energy businesses. However, should an unsolicited offer for these businesses be received by Constellation Energy, Constellation Energy may terminate the Agreement upon payment of a fee intended to compensate Goldman Sachs for amounts to which Goldman Sachs is or would become entitled under the existing services agreement it has with Constellation Energy's power marketing and trading company. Also, if Constellation Energy enters into a change of control transaction, Constellation Energy may terminate the Agreement, in which case the existing power marketing and trading agreement termination provisions would apply.

The closing of the transaction is subject to customary closing conditions, including regulatory approvals and the receipt of a Private Letter Ruling from the Internal Revenue Service regarding certain tax matters. It is a condition to the closing that, between the date of signing and the date of closing, there shall not have been any material adverse effect on the merchant energy business. In addition, the Agreement may be terminated by Constellation Energy or Goldman Sachs if the closing of the transaction has not occurred by December 31, 2001.

Additional information about the proposed transaction is included in the press release attached hereto as an exhibit.

We make statements in this Form 8-K that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans," and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. These risks, uncertainties and factors include, but are not limited to: ability to obtain all regulatory approvals necessary to allow Goldman Sachs to invest in our merchant energy business and complete the separation of our merchant energy business from our retail services business; satisfaction of all conditions precedent to the transaction with Goldman Sachs; general economic, business and regulatory conditions; energy supply and demand; competition; federal and state regulations; availability, terms and use of capital; nuclear and environmental issues; weather; implications of the Order issued by the Maryland PSC regarding



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implementation of customer choice including any appeals of the order;  commodity price risk; operating our generation assets in a deregulated market without the benefit of a fuel rate adjustment clause; loss of revenues due to customers choosing alternative suppliers; higher volatility of earnings and cash flows; increased financial requirements of our nonregulated subsidiaries; inability to recover all costs associated with providing electric retail customers service during the electric rate freeze period; and implications from the transfer of BGE's generation assets and related liabilities to nonregulated subsidiaries of Constellation Energy, including the outcome of any appeal of the PSC order regarding the transfer. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these
factors.   These   forward-looking   statements   represent  our  estimates  and
assumptions only as of the date of this Form 8-K, and we undertake no duty to update any forward-looking statements to reflect new information, events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events.



ITEM 7.  Financial Statements and Exhibits
------------------------------------------


     (c)  Exhibit No. 99.1      Press Release of  Constellation  Energy  Group,
                                Inc. issued on October 23, 2000.

          Exhibit No. 99.2      Analyst information.






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CONSTELLATION ENERGY GROUP, INC.
                             -------------------------------------------
                                            (Registrant)


                                  BALTIMORE GAS AND ELECTRIC COMPANY
                             -------------------------------------------
                                            (Registrant)





Date:          October 23, 2000                 /s/ Christian H. Poindexter
               ------------------        -------------------------------------
                                                Christian H. Poindexter,
                                           President and Chief Executive Officer
                                                      on behalf of
                                              Constellation Energy Group, Inc.




Date:          October 23, 2000                   /s/ Frank O. Heintz
               ------------------        -------------------------------------
                                                    Frank O. Heintz,
                                           President and Chief Executive Officer
                                                     on behalf of
                                             Baltimore Gas and Electric Company


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